                                                   SENTRY LIFE INSURANCE COMPANY
                                                     SENTRY VARIABLE ACCOUNT II
                                                            EXHIBIT 13
SEC Rule 482 - Total Return                                 Page 1 of 3

     Variable Annuity - One Year

Original Purchase -                        12/31/98
Valuation Date                             12/31/99

                                                   T. Rowe Price   T. Rowe Price      T. Rowe Price    T. Rowe Price   T. Rowe Price
Date               Transaction Type      Amount    Prime Reserve  Ltd. Term Bond   Pers. Strat. Bal.   Equity Income   International
----               ----------------      ------    -------------  --------------   -----------------   -------------   -------------
12/31/98 Purchase                        1,000.00       1,000.00        1,000.00            1,000.00        1,000.00        1,000.00
 9/10/99 Contract Fee                       (3.00)      1,022.50          994.50            1,046.58        1,014.40        1,210.41
12/31/99 Value before Surr. Chg.                        1,033.97          993.40            1,069.24        1,022.18        1,318.63
12/31/99 Value after Surr. Chg.            (50.00)        983.97          943.40            1,019.24          972.18        1,268.63

                                                   Janus Aspen  Janus Aspen   Janus Aspen          Janus Aspen         Janus Aspen
Date               Transaction Type      Amount      Balanced      Growth    Aggr. Growth        Cap. Appreciation      Worldwide
----               ----------------      ------      --------      ------    ------------        -----------------      ---------
12/31/98 Purchase                         1,000.00    1,000.00     1,000.00      1,000.0O         1,000.00              1,000.00
 9/10/99 Contract Fee                        (3.00)   1,168.22     1,277.49      1,747.99         1,417.44              1,402.27
12/31/99 Value before Surr. Chg.                      1,252.88     1,426.25      2,239.96         1,655.70              1,630.21
12/31/99 Value after Surr. Chg.             (50.00)   1,202.88     1,375.25      2,189.96         1,605.70              1,580.21










                                   VA yields

                                                   SENTRY LIFE INSURANCE COMPANY
                                                      SENTRY VARIABLE ACCOUNT II
                                                            EXHIBIT 13
                                                            Page 2 of 3
SEC Rule 482 - Total Return

     Variable Annuity - Five Year
Original Purchase -                            12/31/94
Valuation Date                                 12/31/99

                                                   T. Rowe Price    T. Rowe Price    T. Rowe Price    T. Rowe Price    T. Rowe Price
Date               Transaction Type       Amount    Prime Reserve   Ltd. Term Bond  Pers. Stat. Bal.   Equity Income   International
----               ---------------       ------    -------------   --------------  ----------------   -------------    -------------
12/31/94 Purchase                         1,000.00      N/A              1,000.00          1,000.00        1,000.00         1,000.00
 9/10/95 Contract Fee                        (3.00)     N/A              1,027.02          1,101.18        1,114.94         1,092.34
 9/10/96 Contract Fee                        (3.00)     N/A              1,068.93          1,267.93        1,307.07         1,243.15
 9/10/97 Contract Fee                        (3.00)     N/A              1,112.53          1,459.81        1,532.16         1,414.69
 9/10/98 Contract Fee                        (3.00)     N/A              1,158.04          1,681.18        1,796.52         1,610.32
 9/10/99 Contract Fee                        (3.00)     N/A              1,205.53          1,936.58        2,107.01         1,833.40
12/31/99 Value before Surr. Chg.                        N/A              1,221.42          2,023.43        2,213.61         1,908.82
12/31/99 Value after Surr. Chg.             (10.00)     N/A              1,211.42          2,013.43        2,203.61         1,898.82



                                                   Janus Aspen  Janus Aspen   Janus Aspen      Janus Aspen       Janus Aspen
Date               Transaction Type      Amount      Balanced      Growth    Aggr. Growth   Cap. Appreciation     Worldwide
----               ----------------      ------      --------      ------    ------------   -----------------     ---------
12/31/94 Purchase                         1,000.00    1,000.00     1,000.00      1,000.0O           N/A           1,000.00
 9/10/95 Contract Fee                        (3.00)   1,154.68     1,188.31      1,228.74           N/A           1,212.00
 9/1O/96 Contract Fee                        (3.00)   1,424.08     1,527.77      1,658.15           N/A           1,603.41
 9/10/97 Contract Fee                        (3.00)   1,756.03     1.963.70      2,236.63           N/A           2,120.56
 9/10/98 Contract Fee                        (3.00)   2,166.05     2,524.87      3,018.61           N/A           2,805.47
 9/10/99 Contract Fee                        (3.00)   2,672.50     3,247.26      4,074.40           N/A           3,712.57
12/31/99 Value before Surr. Chg.                      2,851.48     3,508.91      4,468.23           N/A           4,046.84
12/31/99 Value after Surr. Chg.             (10.00)   2,841.46     3,498.91      4,458.23           N/A           4,036.84






                                   VA yields

                                                   SENTRY LIFE INSURANCE COMPANY
                                                      SENTRY VARIABLE ACCOUNT II
                                                              EXHIBIT 13
                                                              Page 3 of 3

SEC Rule 482 - Total Return

    Variable Annuity - Since Inception
Original Purchase -                        Various
Valuation Date                               12/31/99


                                                   T. Rowe Price    T. Rowe Price    T. Rowe Price    T. Rowe Price    T. Rowe Price
Date               Transaction Type       Amount    Prime Reserve   Ltd. Term Bond  Pers. Stat. Bal.   Equity Income   International
----               ---------------       ------    -------------   --------------  ----------------   -------------    -------------
 3/31/94 Purchase                         1,000.00                                                          1,000.00        1,000.00
 5/13/94 Purchase                         1,000.00                       1,000.00
 9/10/94 Contract Fee                        (3.00)                      1,010.58                            1,066.51       1,050.13
12/30/94 Purchase                         1,000.00                                         1,000.00
 9/10/95 Contract Fee                        (3.00)                      1,050.33          1,101.48          1,236.72       1,176.19
 9/10/96 Contract Fee                        (3.00)                      1,091.78          1,268.05          1,435.15       1,318.16
12/31/96 Purchase                         1,000.00      1,000.00
 9/10/97 Contract Fee                        (3.00)     1,024.42         1,134.85          1,459.70          1,665.22       1,477.16
 9/10/98 Contract Fee                        (3.00)     1,062.19         1,179.74          1,680.76          1,932.65       1,655.71
 9/10/99 Contract Fee                        (3.00)     1,101.47         1,226.53          1,935.76          2,243.51       1,856.19
12/31/99 Value before Surr. Chg.                        1,114.74         1,242.19          2,022.47          2,349.54       1,923.40
12/31/99 Value after Surr. Chg.             (10.00)                      1,232.19          2,012.47          2,339.64       1,913.40
12/31/99 Value after Surr. Chg.              (3.00)     1,084.74

                                                   Janus Aspen  Janus Aspen   Janus Aspen          Janus Aspen         Janus Aspen
Date               Transaction Type      Amount      Balanced      Growth    Aggr. Growth         Cap. Appreciation      Worldwide
----               ----------------      ------      --------      ------    ------------         -----------------      ---------
 9/13/93 Purchase                         1,000.00   1,000.00    1,000.00        1,000.00                                 1,000.00
 9/10/94 Contract Fee                        (3.00)  1,189.56    1,225.80        1,326.26                                 1,279.65
 9/10/95 Contract Fee                        (3.00)  1,417.69    1,505.84        1,764.11                                 1,641.74
 9/10/96 Contract Fee                        (3.00)  1,690.97    1,861.59        2,349.35                                 2,108.57
  5/1/97 Purchase                                                                                          1,000.00
 9/10/97 Contract Fee                        (3.00)  2,016.53    2,276.12        3,127.27                  1,171.77       2,707.15
 9/10/98 Contract Fee                        (3.00)  2,405.34    2,798.68        4,163.78                  1,826.25       3,476.50
 9/10/99 Contract Fee                        (3.00)  2,869.69    3,441.89        5,544.82                  2,847.96       4,465.35
12/31/99 Value before Surr. Chg.                     3,030.38    3,668.45        6,055.24                  3,265.04       4,822.84
12/31/99 Value after Surr. Chg.                      3,030.38    3,668.45        6,055.24                                 4,822.84
12/31/99 Value after Surr. Chg.             (40.00)                                                        3,225.04



                                    VA yields